UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

Vaxart, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35285	59-1212264
(Commission File No.)	(IRS Employer Identification No.)

290 Utah Ave.

Suite 200

South San Francisco, California 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 550-3500

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2019, Vaxart, Inc. entered into a securities purchase agreement, or the Purchase Agreement, with five institutional accredited investors, or the Purchasers. Pursuant to the terms of the Purchase Agreement, we agreed to sell to the Purchasers an aggregate of 1,200,000 shares of our common stock, par value $0.10 per share at an offering price of $2.50 per share, in a registered direct offering. Total gross proceeds from the offering were $3.0 million, before deducting placement agent fees and estimated offering expenses.  We intend to use the net proceeds from the offering primarily to support the clinical and preclinical development of our product candidates, to initiate a Phase I study of our bivalent norovirus vaccine, and for general corporate and working capital purposes.

Pursuant to a letter agreement dated January 25, 2019, or the Engagement Letter, as amended, we engaged H.C. Wainwright & Co., LLC, or Wainwright, and Brookline Capital Markets, a division of CIM Securities, LLC, to act as our placement agents in connection with the issuance and sale of the shares. We agreed to pay the placement agents 7.0% of the aggregate gross proceeds in the offering. We also agreed to pay Wainwright aggregate reasonable, documented fees and expenses of legal counsel and other out-of-pocket expenses up to $110,000.  We have also issue to Wainwright, or its designees, warrants to purchase up to 84,000 shares of common stock equal to 7.0% of the aggregate number of shares of common stock sold under the Purchase Agreement, or the Placement Warrants.  The Placement Warrants have a term of five years, are immediately exercisable and have an exercise price of $3.125 per share (equal to 125% of the offering price per share in offering). The Engagement Letter also includes indemnification obligations and other customary provisions.

The Placement Warrants are being offered and sold without registration under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and similar exemptions under applicable state laws in reliance on the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Vaxart, through pre-existing relationships or otherwise; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The offering of shares of common stock was made pursuant to our effective registration statement on Form S-3 (File No. 333-228910), previously filed with and declared effective by the Securities and Exchange Commission, or the SEC, and a prospectus supplement thereunder.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding us or our business, and should be read in conjunction with the disclosures in our periodic reports and other filings with the SEC.

The foregoing descriptions of the Placement Warrants, the Purchase Agreement and the Engagement Letter are not complete and are qualified in their entireties by reference to the full text of the form of Placement Warrants,  the Purchase Agreement and the Engagement Letter, which are filed with to this Current Report on Form 8-K as Exhibits 10.1,10.2 and 10.3, respectively.

Item 3.02. Unregistered Sale of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Placement Warrants is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
10.1	Form of Securities Purchase Agreement, dated as of March 19, 2019, by and among Vaxart, Inc. and the Purchasers named therein.
10.2	Engagement Letter, dated as of January 25, 2019, by and between Vaxart, Inc. and H.C. Wainwright & Co., LLC., as amended.
10.3	Form of Placement Warrants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, INC.

Date: March 20, 2019	By:	/s/ Wouter W. Latour, M.D.
Wouter W. Latour, M.D.
President and Chief Executive Officer

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